UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

FOREX365, INC.

(Name of Registrant as Specified in its Charter)

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Copies to:

William N. Haddad, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York  10020-1104
Telephone:	(212) 335-4500
Facsimile:	(212) 884-8498

FOREX365, INC.
Quastisky Building
P.O. Box 4389
Road Town, Tortola
British Virgin Islands

Dear Shareholder:

The attached Information Statement is furnished by the Board of Directors to inform you that on May 6, 2010, the Board of Directors of Forex365, Inc. (the “Company”) approved, and recommended that the Company’s Articles of Incorporation be amended (the “Amendment”) to effect a 1-for-64 reverse split with respect to the outstanding shares of the Company’s common stock, par value $0.001 (the “Common Stock”), and to not result in a decrease in the authorized but unissued shares of Common Stock such that the number of authorized shares of Common Stock and Preferred Stock remain at 200,000,000 and 10,000,000, respectively.

On May 6, 2010, the holders of approximately 95.87% of the outstanding shares of Common Stock executed a written consent adopting and approving the Amendment.  Pursuant to the provisions of the Nevada Revised Statutes (the “NRS”) and the Company’s Articles of Incorporation, the holders of at least a majority of the outstanding voting shares are permitted to approve the Amendment by written consent in lieu of a meeting, provided that notice of such action is given to the other shareholders of the Company.  This written consent assures that the Amendment will occur without your vote.  Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an information statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of the action.  This notice, which is being sent to all holders of record on May 5, 2010 (the “Record Date”), is intended to serve as such notice under Nevada law and as the information statement required by the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about May 18, 2010.

By Order of the Board of Directors,

/s/ Cui Xiaowei
Cui Xiaowei
President and Director
May 18, 2010

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement, and any documents which we incorporate by reference in this Information Statement, may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

INTRODUCTION

We are sending you this information statement to inform you of the adoption of the Amendment on May 6, 2010, by a majority of the shareholders of the Company’s issued and outstanding Common Stock pursuant to a written consent in lieu of a special meeting.  The purpose of the Amendment is (i) to effect a 1-for-64 reverse split with respect to the outstanding shares of the Company’s common stock, par value $0.001 (the “Common Stock”), and (ii) to not result in a decrease in the authorized but unissued shares of Common Stock and Preferred Stock such that the number of authorized shares of Common Stock and Preferred Stock remain at 200,000,000 and 10,000,000, respectively.

The holder of 23,830,000 shares, out of the 24,857,647  issued and outstanding shares of Common Stock on May 6, 2010, representing approximately 95.87% of the votes entitled to be cast with regard to the Amendment, approved the Amendment via written consent in lieu of a special meeting of shareholders.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will become effective 20 calendar days after the mailing of this Information Statement.  The Board of Directors is not soliciting your proxy in connection with the adoption of the Amendment and proxies are not being requested from shareholders.  The date on which this information statement is first being sent to shareholders is on May 18, 2010.

The Company is distributing this information statement to its shareholders in full satisfaction of any notice requirements it may have under the NRS.  No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the NRS, are afforded to the Company’s shareholders as a result of the adoption of the Amendment.

Expenses in connection with the distribution of this information statement will be paid by the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTE REQUIRED; MANNER OF APPROVAL

Approval of an amendment or restatement to the current Articles of Incorporation of the Company under the NRS requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the Common Stock (see “Description of Securities”).

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provide otherwise, shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the NRS, the affirmative written consent to the Amendment by holders of at least a majority of the outstanding shares of voting stock of the Company has been obtained. As a result, no additional vote or proxy is required by the shareholders to approve the adoption of the Amendment.

Under Rule 14c-2 promulgated under the Exchange Act, the Amendment cannot take effect until 20 days after this Information Statement is first sent to the Company’s shareholders, currently anticipated to be May 18, 2010.  The Amendment will become effective upon its filing with the Secretary of State of the State of Nevada, which is anticipated to be on or about June 7, 2010.

We are not soliciting consents in connection with the election of directors or to approve the Amendment.  Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the election of directors and the Amendment.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

Amendment to the Articles of Incorporation to Authorize the 1-for-64 Reverse Stock Split of the Company’s Outstanding Shares of Common Stock

The Board of Directors has approved an amendment to the Articles of Incorporation that would affect a reverse stock split of the outstanding common stock on the basis of one share for every 64 shares currently issued and outstanding. Each 64 shares of common stock outstanding when the amendment to the Articles of Incorporation is filed with the Nevada Secretary of State (the “Effective Date”) will be converted automatically into a single share of common stock. There will not be a change in the par value of the common stock of the Company. To avoid the existence of fractional shares of common stock, if a stockholder would otherwise be entitled to receive a fractional share, the number of shares will be rounded up to the next highest whole number.  The reverse stock split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of common stock are physically surrendered for new certificates.

The Articles of Incorporation, as it relates to the Reverse Stock Split, will be revised to effect a reverse split in the Company’s issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-64 basis, and stockholders shall receive one share of the Corporation’s post-split Common Stock, $0.001 par value, for each 64 shares of Common Stock, $0.001 par value, held by them prior to the reverse split. To avoid the existence of fractional shares of common stock, if a stockholder would otherwise be entitled to receive a fractional share, the number of shares will be rounded up to the next highest whole number.The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders’ equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares.

Stockholders will hold the same percentage interest in the Company as they held prior to the reverse stock split (subject only to minor variations as a result of the rounding of fractional shares), but their interest will be represented by one-64 as many shares. For instance, if a stockholder presently owns 640 shares, after the reverse stock split they will own 10 shares (640 divided by 64 equals 10 shares).

The reduction in the number of outstanding shares of common stock caused by the reverse stock split is anticipated initially to increase the per share market price of the common stock. However, because some investors may view the reverse stock split negatively, there can be no assurance that the market price of the common stock will reflect proportionately the reverse stock split, that any particular price may be achieved, or that any price gain will be sustained in the future.

An increase in per share price of the Company’s common stock, which the Company expects as a consequence of the reverse stock split, may enhance the acceptability of the common stock to the financial community and the investing public and potentially broaden the investor pool from which the Company might be able to obtain additional financing. Because of the trading volatility often associated with low-priced stocks, as a matter of policy, many institutional investors are prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. To the extent that the per share price of the common stock increases as a result of the reverse stock split, some of these concerns may be ameliorated.

Additionally, because broker’s commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of the Company’s common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. On the other hand, if the reverse stock split is implemented, the number of holders of fewer than 100 shares of common stock (“odd-lots”) may be increased. Typically, brokerage fees charged on the transfer of odd lots are proportionately higher than those charged on the transfer of 100 or more shares of common stock (“round-lots”).

POTENTIAL DISADVANTAGES TO THE REVERSE STOCK SPLIT

Reduced Market Capitalization. Theoretically, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor of 64 would increase the per share price by a value of 64. However, a reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the overall market capitalization of the Company. As a result, there is no mathematical certainty as to the increase in the price per share that might be expected as result of the reverse stock split, and there can be no assurance that the per share price will increase proportionately to the reverse stock split. If the per share price increases by a factor less than the one-for-64 reverse stock split, then the overall market capitalization of the Company will be reduced.

Increased Volatility. The reverse stock split will reduce our outstanding common stock. Of this amount, approximately 95.87% of the shares will be held by one stockholder.  The reduced number of shares in the public float could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the common stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

Increased Transaction Costs. As a result of the reverse stock split, the number of shares held by each individual stockholder will be reduced to one-64 of the number previously held. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

FEDERAL INCOME TAX CONSIDERATIONS

Neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result of the reverse stock split. This conclusion is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. Accordingly, you should consult with your tax advisor.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

You are urged to consult your tax adviser as to the particular tax consequences to you of the reverse stock split, including the applicability of any state, local, or foreign tax laws, changes in applicable tax laws, and any pending or proposed legislation.

Amendment to the Articles of Incorporation to Maintain the Authorized Shares of Common Stock at 200,000,000 and the Authorized Shares of Preferred Stock at 10,000,000

On May 6, 2010, the stockholders of the Company approved amending the Articles of Incorporation to maintain the number of authorized shares of Common Stock at 200,000,00 and the number of authorized shares of Preferred Stock at 10,000,000, notwithstanding the effecting of the one-for-64 reverse stock split. The Company currently has authorized capital stock of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  Notwithstanding the reverse stock split and any resulting reduction in the authorized number of shares of Common Stock or Preferred Stock, an amendment to the Articles of Incorporation to provide for 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock has been approved.  The Company’s Board of Directors believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings, and stock based acquisitions.

The Articles of Incorporation, as it relates to the number of authorized shares of Common Stock and Preferred Stock, will be revised to reflect that the Company shall have authority to issue Two Hundred Million (210,000,000) shares of capital stock of which Two Hundred Million (200,000,000) shares shall be designated “Common Stock,” par value of $0.001 per share, and Ten Million (10,000,000) shares shall be designated “Preferred Stock,” par value of $0.001 per share.

Common Stock. Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held. All persons who acquire shares of Common Stock in the Corporation shall acquire such shares subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares with respect to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT THAT WILL OCCUR AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

DESCRIPTION OF SECURITIES

General

As of the Record Date, the Company’s authorized capital consists of an aggregate of 210,000,000 shares of capital stock, of which 200,000,000 shares of Common Stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share.  As of the Record Date, there were 24,857,647  shares of Common Stock issued and outstanding and no issued and outstanding shares of preferred stock.  There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans.

The following description is based on relevant portions of the Nevada General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Nevada General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

Common Stock

All shares of our common stock have equal rights as to earnings, assets,  dividends and voting privileges and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of us, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.  There are no dividend restrictions that limit the Company’s ability to pay dividends on shares of Common Stock in the Company’s Articles of Incorporation or bylaws.  Section 78.288 of Chapter 78 of the NRS prohibits the Company from declaring dividends where, after giving effect to the distribution of the dividend: (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) except as may be allowed by the Company’s Articles of Incorporation, the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Preferred Stock

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 6, 2010, certain information with respect to the beneficial ownership of our Common Stock by (1) each person we know to own beneficially more than 5% of our Common Stock, (2) each person who is a director, (3) each of our named executive officers, and (4) all of our executive officers and directors as group.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percentage of Class(1)
Capital Soldier Limited c/o Cui Xiaowei, Director and President Quastisky Building P.O. Box 4389 Road Town, Tortola British Virgin Islands	23,830,000	95.87%

Cui Xiaowei (1) Quastisky Building P.O. Box 4389 Road Town, Tortola British Virgin Islands	23,830,000	95.87%

All Directors and Executive Officers as a Group (1 individual)	23,830,000	95.87%

(1) Cui Xiaowei is the President and a director of the Capital Soldier Limited and has voting and investment control over the securities owned by the Purchaser.  Therefore, Cui Xiaowei may be deemed a beneficial owner of the 23,830,000 shares of common stock owned by Capital Soldier Limited.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

None of the directors or executive officers of the Company has any substantial interest resulting from the Amendment that is not shared by all other stockholders pre rata, and in accordance with their respective interests..

ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Certain shareholders who share an address are being delivered only one copy of this Information Statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of the Information Statement was delivered, the Company shall promptly deliver a separate copy of such documents to such stockholder.  Written requests should be made to Forex365, Inc., Quastisky Building, P.O. Box, 4389, Road Town, Tortola, British Virgin Islands and oral requests may be made by calling us at 852-3521-1680.  In addition, if such a shareholder wishes to receive a separate copy of this Information Statement in the future, such shareholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number.  Shareholders sharing an address who are receiving multiple copies of the information and proxy statements of the Company may request delivery of a single copy of the information and proxy statements of the Company by writing to the address above or calling the telephone number above.

YOU ARE URGED TO READ THESE DOCUMENTS AS THEY CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY.

We will furnish any document we file with the SEC free of charge to any shareholder upon written request to Forex365, Inc., Quastisky Building, P.O. Box, 4389, Road Town, Tortola, British Virgin Islands or call us at 852-3521-1680.  You are encouraged to review any document filed by our Company with the SEC and other publicly available information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by the Company with the Securities and Exchange Commission and contain important information about the Company and its finances, are incorporated into this Information Statement:
•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the Commission on August 19, 2009.
•	Our Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2009 filed on October 29, 2009.
•	Our Quarterly Report on Form 10-Q filed for the quarter ended December 31, 2009 filed on January 19, 2010.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The reports incorporated by reference into this Information Statement are being delivered to our stockholders along with this Information Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,

/s/ Cui Xiaowei
Cui Xiaowei
President and Director
May 18, 2010